Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into on October 31, 2011 by and between DAKOTA CAPITAL FUND, LLC, a South Dakota limited liability company (“Lender”), and ERF WIRELESS, INC., a Nevada corporation (“Company”).

WHEREAS, under the terms and conditions of this Agreement, Lender has approved the extension of a line of credit loan in the maximum principal amount of $3,000,000.00 (the “Loan”) to Company to be used by Company as provided for in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I
Line of Credit

1.1.           Line of Credit.  Subject to the terms of this Agreement, Lender may lend Company, from time to time until the termination hereof and subject to the limitations set forth below, such sums as Company may request.  Subject to the conditions and limitations set forth herein, advances under the Line of Credit (each, an “Advance”, and collectively, “Advances”) will be made to Company, from time to time during the period commencing on November 15, 2011, to, but not including, September 30, 2014 (the “Termination Date”), unless renewed by written agreement between Lender and Company. Any Advance shall be in an amount no less than $100,000. The Line of Credit shall be deemed to automatically terminate if Lender accelerates the Loan and the Note (as defined below) evidencing an Advance following an Event of Default, or if the occurrence of an Event of Default (as defined under Article VI hereof) causes the Note to become immediately due and payable.

1.2.           Purpose.  Company shall use the Advances for the purchase of equipment.

1.3.           Limitations on Advances.  No Advance shall exceed the amount actually spent by the Company for the purchase of equipment, and in no event shall the aggregate outstanding principal balance of the Note exceed at any time $3,000,000.00.  Notwithstanding anything to the contrary herein, only a maximum principal of Two Million Dollars ($2,000,000) is available unless Lender has provided Company written notice of the amount of additional principal that will be available hereunder.

1.4.           The Note.  Each Advance shall be governed by the Note in the form attached hereto as Exhibit A.  The Note will have a maturity date of September 30, 2014.  The availability under the Line of Credit for Advances shall be reduced by the aggregate principal balance outstanding under the Note.  On the Closing Date (hereinafter defined) Company shall execute and deliver to Lender this Agreement and the other Loan Documents (as such term is defined below).  Lender is authorized to record in a manner satisfactory to Lender, appropriate notations evidencing the date and amount of each Advance and the date and amount of each payment, which recording shall constitute prima facie evidence of the accuracy of the information recorded; provided, however, that the failure to make such recordings shall not affect the obligations of Company under this Agreement, the Note or affect the validity of any Advance.

1.5.           Repayment.  The amounts advanced under the Note  shall be payable as follows:  (i) interest only shall be paid quarterly, in arrears commencing on March 31, 2012 and (ii) the principal balance together with accrued and unpaid interest shall be repaid based on a forty eight month amortization of the outstanding balance as of each quarter end plus 10% of positive operational cash flow for that individual quarter as determined by each publically filed Form 10Q or Form 10K of the Company, which shall be deemed a repayment of principal.

1.6.           Interest.  The principal balance of the Note shall bear interest at a rate equal to eighteen percent (18) per annum.  Interest shall be payable quarterly, commencing on March 31, 2012.  Accrued interest shall also be payable at maturity, whether by acceleration or otherwise.  Interest shall be calculated on the number of days outstanding based upon a year consisting of three hundred and sixty (360) days.  The principal balance of the Note shall bear interest after default or maturity at a variable per annum rate of twenty four percent (24%)

1.7.           Requests for Advances.  Company shall make requests for Advances (a “Request for Advance”) to Lender in writing.  Each Request for Advance shall specify the amount of such Advance, the requested funding date for such Advance, the list of assets to be purchased and such other information as Lender may require.  Company shall submit to Lender a Request for Advance not less than five days prior to the requested funding date for such Advance. Lender will not be obligated to fund such Advance until Company has provided acceptable and sufficient information on the equipment to be purchased with the Advance.

Lender will credit the proceeds of any Advances to Company’s deposit account at Lender or as otherwise mutually agreed upon by Company and Lender.

1.8.           Conditions to Advances.  Each Request for Advance shall be deemed to constitute a representation by Company at the time of the request that no Event of Default (as defined in Article VI hereof) exists or is imminent and that the representations and warranties of Company contained in this Agreement are true in all material respects on or as of the date of such Request for Advance.

ARTICLE II
Collateral

Payment of Company’s obligations hereunder, under the Note and under the Loan Documents shall be secured and/or supported by the following (hereinafter collectively referred to as the “Collateral”) until all such obligations are paid in full:

2.1.           Collateral.   The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the obligations under the Note, which are all the assets as identified in Exhibit A attached hereto.

2.2.           Other Documents.  Company agrees to furnish such information and to execute such other documents or undertake any other acts as may be reasonably necessary to attach, perfect and maintain the security interests and assignments contemplated by this Agreement, or as otherwise reasonably requested by Lender from time to time.

ARTICLE III
Representations and Warranties

Company represents and warrants to Lender (which representations and warranties will survive the delivery of the Note and shall continue so long as any sums remain outstanding under the Loan, this Agreement or any other Loan Document) as follows:

3.1.           Standing.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Company is duly qualified and is in good standing in every other jurisdiction where such qualification and good standing is required in order to conduct business in such jurisdiction.  Company has the power and authority to own its property and to carry on its business.

3.2.           Authority.  Company has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of Company in accordance with their terms.  No consent or approval of the officers, members or managers of Company or any other person, entity, creditor, governmental department, agency or body are required as a condition to the effectiveness and validity of the Loan Documents. The execution of and performance by Company of its obligations under the Loan Documents has been duly authorized by all appropriate and required corporate proceedings and action and will not violate or contravene any provisions of law, Company’s Articles of Incorporation, By-laws or any indenture, agreement, lease, contract or other instrument governing or binding on Company.

3.3.           Litigation.  There are no actions, suits, arbitration proceedings or other proceedings of any nature pending or, to the knowledge of Company, threatened, or any basis therefor, against or affecting Company or the Collateral at law or in equity, in any court or before any governmental department or agency, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of Company or the ability of Company to perform its obligations under this Agreement and/or the other Loan Documents.

3.4.           Conflicting Agreements.  There are no provisions of any existing note, loan agreement, mortgage, indenture, contract or agreement binding on Company or affecting its property which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and/or the Loan Documents.  Company is not in default in any respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which it is a party.

3.5.           Title and Liens.  Company has good, valid and marketable title of record to its real and personal property, all of which is owned free and clear of all mortgages, liens, pledges, charges, attachments and other security interests and encumbrances of any nature, except as provided in this Agreement or disclosed on Schedule 5.1 attached hereto and incorporated herein by reference.

3.6.           Taxes.  Company has filed all federal, state and other tax and similar returns and has paid or provided for the payment of all taxes and assessments due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes.

3.7.           Financial Statements.  The financial information Company is required to provide to Lender pursuant to Section 4.2 below shall be complete and correct and fairly and accurately present the financial condition of Company as of such date and the results of its operations for the period covered by such statements, prepared in accordance with GAAP, consistently applied.  Company has no material liabilities, direct or contingent, except those disclosed to Lender in writing.  No information, exhibit or report furnished by Company to Lender in connection with the Loan, this Agreement or any other Loan Document shall contain any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein incomplete or not materially misleading.

3.8.           Other.  All statements by Company contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of Company at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Company hereunder.  No representation or warranty of Company contained in this Agreement or any other Loan Document, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender by or on behalf of Company contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.  To the best of Company’s knowledge, all information material to the transactions contemplated in this Agreement has been expressly disclosed to Lender in writing.

3.9.           Regulation U.  No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose.  If requested by Lender, Company will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

3.10                      ERISA.  Each “employee benefit plan”, “employee pension benefit plan”, “defined benefit plan” or “multi-employer benefit plan” (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) which Company has established, maintained or to which it is required to contribute (collectively, the “Plans”) is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (as amended, replaced or supplemented from time to time, “ERISA”), and the Internal Revenue Code and the rules and regulations thereunder as well as the Plan’s terms and conditions.  There have been no “prohibited transactions” and no “reportable event” (as such terms are defined in ERISA) has occurred with respect to any Plan.  Company has no “multi-employer benefit plan”.  Company has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with a Plan, other than for premiums due in the ordinary course.

ARTICLE IV
Affirmative and Financial Covenants

So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loan, unless Lender shall otherwise consent in writing, Company shall:

4.1.           Books and Records; Inspections.  Maintain proper books and records, and account for financial transactions, applied in a manner consistent with those used in the preparation of the financial statements referenced in Section 4.2 below, and permit Lender’s officers and/or its authorized representatives or accountants to visit and inspect Company’s properties, examine its books and records, and discuss its accounts and business with its respective officers, accountants and auditors, all at reasonable times upon reasonable notice.  Without the prior written consent of Lender, Company shall not change in any material way the accounting principles upon which the financial statements referenced in Section 4.2 are prepared and based. This information will only be provided to Lender’s officers and not to any other members of the Lender.

4.2.           Financial Reporting.  Deliver to Lender financial information in such form and detail and at such times as are reasonable and satisfactory to Lender, including, without limitation:

(a)           Company’s year-end audited financial statements (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation) as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year;

(b)           Company’s federal income tax returns with all schedules attached within ten (10) days after the filing deadline for such returns;

 (c)          Such other financial information concerning Company as Lender may reasonably require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail in accordance with generally accepted accounting principles, consistently applied.

4.3.           Payment of Debts, Taxes and Claims.  Promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, Company, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of its  property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings.

4.4.           Insurance.  Company will purchase, pay for in advance, and at all times maintain insurance including but not limited to:  (i) fire, windstorm and other hazards, casualties and contingencies covered by the “all-risk” form of insurance; (ii) public liability; (iii) workers’ compensation and (iv) property damage as is customarily maintained by similar businesses and/or as Lender from time to time reasonably requires.

4.5           Property Maintenance.  Keep its properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of Company will be conducted at all times in accordance with prudent business management.

4.6.           Existence; Compliance With Laws.  Take or cause to be taken such action as from time to time may be necessary to preserve and maintain its corporate existence in its jurisdiction of organization and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required and use due diligence to comply with all laws pertaining to the business or property of Company, or any part thereof, and with all other lawful government requirements relating to its business and property.

4.7.           Litigation; Adverse Events.  Promptly inform Lender of the commencement of any material action, suit, proceeding or investigation against Company , or the making of any material counterclaim against Company  and of all material liens against any of the Company’s property and promptly advise Lender in writing of any other condition, event or act which comes to its attention that would or might materially prejudice Lender’s rights under this Agreement or the Loan Documents.

4.8.           Notification.  Notify Lender immediately if it becomes aware of the occurrence of any Event of Default (as defined under Article VI hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if it becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Company, or the failure of Company to observe any of its undertakings under the Loan Documents.  Company shall also notify Lender in writing of any default under any other indenture, agreement, contract, lease or other instrument to which Company is a party or under which Company is obligated, and of any acceleration of the maturity of any material indebtedness of Company which default or acceleration could have a material adverse effect on Company or Company’s business, and Company shall take all steps necessary to remedy promptly any such default, to protect against any such adverse claim, to defend any such proceeding and to resolve all such controversies.

4.9.           Inspections.  Company shall allow Lender’s officers, at any time during normal business hours and at reasonable intervals, to inspect Company’s operations, corporate books and records, financial books and records (including the right to make copies thereof) and to discuss Company’s affairs, finances and accounts with Company’s principal officers and independent public accountants.  Company acknowledges that any reports and inspections conducted or generated by Lender or its agents or representatives, shall be made for the sole benefit of Lender and not for the benefit of Company or any third party, and Lender does not assume any liability, responsibility or obligation to Company or any third party by reason of such inspections or reports.

4.10.                      Conduct of Business.  Continue to engage in an efficient and economical manner in the business currently conducted by Company on the date of this Agreement.

ARTICLE V
Negative Covenants

So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loan, this Agreement or any of the other Loan Documents, Company shall not, without the prior written consent of Lender:

5.1.           Liens.  The company shall be prohibited from placing any lien on the assets identified in Exhibit A

5.2.           Reserved

5.3.           Conduct of Business.  Materially alter the character in which it conducts its business or the locations of such business or the nature of such business conducted at the date hereof.

5.4.           Debt.  Without the prior written consent of Lender, create, incur, assume or suffer to exist any direct or indirect indebtedness to be repaid by Company, except:

(a)	Indebtedness under or pursuant to this Agreement or the other Loan Documents;

(b)	The debt listed in the Company’s current SEC filings.

(c)	The Angus Capital revolving loan;

(d)	The E-Bond;

(e)	Acquisition financing.

5.5.           Loan.  Directly or indirectly loan amounts to or guarantee the debts of shareholder, officer or manager of Company or to any entity controlled by any such entity, member, officer or manager.

 5.6.          Sale of Assets.  Sell, lease, assign, transfer or otherwise dispose of all, substantially all or a material part of Company’s assets and property.

5.7           Prohibited Transactions. The Company will not obtain any new or additional ERFB equity-based funding, other than the current ERF Wireless Bond offering, without prior written approval of Lender or until the Note is paid in full.  The Company will not make any principal payments in cash from the Note or from operational cash flow to Angus Capital without prior written approval of Lender or until the Note is paid in full.

ARTICLE VI
Events of Default

6.1           Events of Default. The occurrence of any of the following shall constitute an event of default under this Agreement:

A.           if default is made in the payment of any monetary amount payable hereunder, within ten (10) calendar days following the date the same is due plus the expiration of ten (10) business days following written notice to Company;

B.           if default is made in the performance of any other promise or obligation described herein following five (5) days prior written notice to Company of such default and the failure of Company to cure such default during the cure period;

C.           if Company shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, or be declared insolvent by any court, suffer a receiver to be appointed for any of its property, or voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy;

D.           if any writ of attachment, garnishment or execution shall be issued against Company and not quashed within thirty (30) business days;

E.           if any tax lien be assessed or filed against Company and remain unsatisfied for forty-five (45) business days;

F.           a material adverse change occurs in Company’s financial condition;

G.           Lender believes the prospect of payment or performance of the Note or this Agreement is impaired;

H.           any warranty, representation or statement made or furnished to Lender by Company or on Company’s behalf under the Note and this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; or

I.   a default under any bond, debenture, note or other evidence of material indebtedness of the Company owed to any person or entity other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contact, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract.

Upon the occurrence of any Event of Default, which is not cured within ten (10) business days after written notice of such default is given by Lender or at any time thereafter when any Event of Default may continue, Lender may, at its option and in its sole discretion, declare the entire balance of the Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Company or any other person, all of which are hereby expressly waived.

6.2           Rights and Remedies. During any period during which an event of default exists and is continuing, the Lender may exercise any or all of the following rights and remedies: (i) Lender may, by notice to Company, declare the Loan to be terminated whereupon the same shall forthwith terminate; (ii) Lender may, by notice to Company, declare all obligations created hereunder to be immediately due and payable, whereupon all such obligations shall become and be immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Company hereby expressly waives; (iii) Lender may exercise and enforce any and all rights and remedies available upon default to Lender pursuant to the Commercial Security Agreement; and (iv) Lender may exercise and enforce any and all rights and remedies available upon default a secured party under any agreement, at law, or under the UCC, including the right to take possession of collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Company hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the collateral (with or without giving any warranties as to the collateral, title to the collateral or similar warranties), and, in connection therewith, the Company will on demand assemble the collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties.

ARTICLE VII
Conditions Precedent

7.1.           Conditions Precedent to Closing.  As a condition precedent to Closing, Company shall have delivered to Lender the following documents:

(a)           This Agreement duly executed by the authorized officers of Company;

(b)           The Commercial Security Agreement duly executed by Company along with any financing statements or other instruments required by Lender to create, attach and/or perfect Lender’s interest in the Collateral;

(c)           An appropriate resolution or authority of Company duly authorizing the execution and delivery of the Loan Documents and Company’s performance hereunder and thereunder;

(d)           The Note, and

(e)           Any other documents, instruments and reports as Lender shall reasonably request.

The documents set forth in subsections (a) – (e) above, along with related documents shall be collectively referred to herein as the “Loan Documents.”

ARTICLE VIII
Miscellaneous

8.1.           Amendments.  This Agreement may be amended or modified in whole or in part at any time provided that such amendment or modification be in writing and signed by the parties hereto.

8.2.           Expenses.  All costs, expenses and liabilities incurred by Lender in the collection, or in attempting to collect, any indebtedness arising under the Loan Documents, and all reasonable attorneys’ and paralegals’ fees, costs and expenses incurred in connection with such matters, shall constitute a demand obligation owing by Company and shall bear interest at the highest rate of interest provided for under this Agreement.  In addition, Company shall pay or reimburse Lender on demand for all costs and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the underwriting, documenting, negotiating, securing, closing, and funding of the Loan, including the attachment and recordation of Lender’s security interest in the Collateral, and Lender’s underwriting and due diligence in connection with the underwriting, documenting and funding of any Advance

8.3.           Delay; Waiver.  Any waiver of an Event of Default by Lender shall not extend to or affect any subsequent default, whether it be the same Event of Default or not, nor impair any right consequent thereon. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision of this Agreement or of any instrument executed hereunder or pursuant hereto or consent to any departure by Company therefrom shall be effective unless the same shall be in writing, signed by an officer of Lender, and then only to the extent specified.  All rights and remedies of Lender herein and by law afforded will be cumulative and will be available to Lender until the indebtedness of Company under the Loan Documents is paid in full.

8.4.           Notices.  Any notice, request, authorization, approval or consent made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, and shall be deemed given when delivered or postmarked and mailed postage prepaid to the following addresses:

If to Lender:	Dakota Capital Fund, LLC
600 S. Main Avenue, Ste. 102
Sioux Falls, SD 57104

If to Company:	ERF Wireless, Inc. 2911 South Shore Blvd., Suite 100 League City, TX 77573

Lender and Company may designate a change of address by notice given in accordance with the provisions of this Subsection at least five (5) calendar days before such change is to become effective.

8.5.           Transfer or Assignment.  This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer without such consent shall be void.  Lender may sell participations in the Line of Credit without notice to Company.

8.6.           Construction of Agreement.  The titles and headings of the Subsections and paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Subsections and paragraphs and shall not be given any consideration in the construction of this Agreement.

8.7.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota, exclusive of its choice of laws rules.

8.8.           USA Patriot Act Notice.  Lender hereby notifies Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow Lender to identify Company in accordance with the Act.

8.9           Incentive Loan Increase. Lender shall receive 25,000 shares of the Company’s common stock when the Company is notified in writing of the availability of the additional one million dollar increase in the line of credit (Incentive Increase).  This stock will bear a Rule 144 stock legend.  If the Incentive Increase is made available within 90 days of the initial funding of the Loan, these shares will be subject to the dividend of Energy Broadband, Inc. stock and warrants provided a firm letter of commitment to attempt to provide the $1,000,000 Incentive Increase is received by the Company prior to September 30, 2011.  The number of shares, if earned, will be pro-rated based upon the amount of the additional increase in the line of credit.  As an illustrative example, if the additional increase is $500,000 (for a total line of credit of $2,500,000) then the Lender shall receive 12,500 shares.  These shares are to be issued to the members of the Lender after the availability of the Incentive Increase as an incentive on a pro-rata basis to their investment going to the Company

8.10.           Board Appointment.  Prior to December 1, 2011, Lender shall designate a person to the Company who shall be appointed to the Board of the Company.  Upon the repayment of the Note in full, this person shall resign from the Company’s Board.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER SOUTH DAKOTA LAW.  TO PROTECT YOU (THE COMPANY) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

ERF WIRELESS, INC. By: /s/ H. Dean Cubley Title: CEO DAKOTA CAPITAL FUND, LLC By: /s/ Brad Baloun Its Managing Member